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                                                                    Exhibit 23.2

The Board of Directors
Talus Solutions, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
KPMG LLP

Atlanta, Georgia
February 5, 2001